Exhibit 4.1

EVERGY MISSOURI WEST, INC.

$350,000,000 2.86% Series A Senior Notes due April 20, 2031

$75,000,000 3.01% Series B Senior Notes due April 20, 2033

$75,000,000 3.21% Series C Senior Notes due April 20, 2036

NOTE PURCHASE AGREEMENT

Dated April 20, 2021

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Section 22.5.	Counterparts; Execution	44
Section 22.6.	Governing Law	44
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	44
Section 22.8.	Paying Agent	45

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SCHEDULE A	—	DEFINED TERMS

SCHEDULE 1	—	FORM OF 2.86% SERIES A SENIOR NOTE DUE APRIL 20, 2031

SCHEDULE 2	—	FORM OF 3.01% SERIES B SENIOR NOTE DUE APRIL 20, 2033

SCHEDULE 3	—	FORM OF 3.21% SERIES C SENIOR NOTE DUE APRIL 20, 2036

SCHEDULE 4.4(a)(i)	—	FORM OF OPINION OF SPECIAL COUNSEL TO COMPANY

SCHEDULE 4.4(a)(ii)	—	FORM OF OPINION OF CORPORATE COUNSEL AND ASSISTANT SECRETARY FOR COMPANY

SCHEDULE 4.4(b)	—	FORM OF OPINION OF SPECIAL COUNSEL TO PURCHASERS

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS

SCHEDULE 10.5	—	LIENS AT CLOSING

SCHEDULE B	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE C	—	FORM OF SUBSEQUENT PARENT NOTE GUARANTY

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Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missouri 64105

$350,000,000 2.86% Series A Senior Notes due April 20, 2031

$75,000,000 3.01% Series B Senior Notes due April 20, 2033

$75,000,000 3.21% Series C Senior Notes due April 20, 2036

April 20, 2021

TO EACH OF THE PURCHASERS LISTED IN

            SCHEDULE B HERETO:

Ladies and Gentlemen:

Evergy Missouri West, Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of:

(i)    $350,000,000 aggregate principal amount of its 2.86% Series A Senior Notes due April 20, 2031 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series A Notes”);

(ii)     $75,000,000 aggregate principal amount of its 3.01% Series B Senior Notes due April 20, 2033 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series B Notes”); and

(iii)    $75,000,000 aggregate principal amount of its 3.21% Series C Senior Notes due April 20, 2036 (as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”).

The Notes shall be substantially in the respective forms set out in Schedule 1. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Evergy Missouri West, Inc.	Note Purchase Agreement

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bracewell LLP, 1251 Avenue of the Americas, 49th Floor, New York, New York 10021-1100, at 10:00 a.m., New York time, at a closing on the date hereof (the “Closing”). At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) of each series dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2000041710373 at Wells Fargo Bank, San Francisco, California, ABA 121000248, Account Name: Evergy Missouri West, Inc. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement and Evergy in the Initial Parent Note Guaranty shall be correct when made and at the Closing.

Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change of Control, Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate. Each of the Company and Evergy shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9, as applicable, have been fulfilled.

(b)    Secretary’s Certificate. Each of the Company and Evergy shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Initial Parent Note Guaranty, as applicable, and (ii) its organizational documents as then in effect.

Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hunton Andrews Kurth LLP, special counsel for the Company and Evergy, and Jeffrey C. DeBruin, Corporate Counsel and Assistant Secretary for the Company and Evergy, covering the matters set forth in Schedule 4.4(a)(i) and Schedule 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Bracewell LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 4.9.    Changes in Corporate Structure. Neither the Company nor Evergy shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of its most recent financial statements referred to in Schedule 5.5.

Section 4.10.    Funding Instructions. At least five Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company (a) confirming the information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (b) providing that such Purchaser may elect (but is not obligated) to deliver a micro deposit to such account no later than two Business Days prior to the Closing.

Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12.    Initial Parent Note Guaranty. (a) Concurrently with the issue of the Notes, Evergy shall deliver to such Purchaser an executed counterpart of the Initial Parent Note Guaranty.

(b)    The obligation of Evergy to make payments on the Notes (whether for principal, interest, Make-Whole Amount or otherwise) or perform any obligation under the Initial Parent Note Guaranty shall be discharged and the Initial Parent Note Guaranty shall be terminated and released and no longer in effect (except, in each case, as provided in clauses (1) and (2) in the paragraph below) if, at any time after the date of the Closing:

(i)    (A) the order of the Federal Energy Regulatory Commission (the “FERC”) dated February 22, 2021 authorizing the issuance of the Notes (the “FERC Order”) is amended or otherwise modified such that the Initial Parent Note Guaranty or any other unconditional guaranty from Evergy on the Notes is no longer required thereunder or (B) such an unconditional guaranty is otherwise no longer required under the FERC Order; and

(ii)    an opinion of independent counsel nationally recognized in public utility regulation is delivered to each holder of the Notes, which shall be to the effect that (A) such an unconditional guaranty is no longer required under the FERC Order (as it may have been amended or otherwise modified), (B) such discharge, termination and release does not conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority (including, without limitation, the FERC Order (as it may have been amended or otherwise modified)) or violate any provision of any statute or other rule or regulation of any Governmental Authority, in each case applicable to Evergy or the Company, and (C) after giving effect to such discharge, termination and release, the Notes are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, all in form and substance satisfactory to the Required Holders.

Evergy Missouri West, Inc.	Note Purchase Agreement

Upon the delivery of such opinion, the Initial Parent Note Guaranty shall immediately be terminated and released and no longer in effect, except (1) Evergy shall remain liable for all obligations under the Initial Parent Note Guaranty that arose prior to such termination and release and (2) in the event Evergy or any Affiliate of Evergy pays any consideration for such release and termination, an equivalent amount shall be paid to the holders of the Notes.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure. The Company, through its agent, Barclays Capital Inc., has delivered to each Purchaser a copy of an Investor Presentation, dated March 23, 2021 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to April 6, 2021 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that, to the extent any such reports, financial statements, certificates or other information was based on or constitutes a forecast or a projection (including statements concerning future financial performance, ongoing business strategies or prospects or possible future actions, and

Evergy Missouri West, Inc.	Note Purchase Agreement

other forward-looking statements), the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the respective times such reports, financial statements, certificates or other information were prepared. Except as disclosed in the Disclosure Documents, since December 31, 2020, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization or incorporation, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, and (iii) the Company’s directors and senior officers. The Company does not have any Significant Subsidiaries.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary (other than any Inactive Subsidiary) shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)    Each Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    No Subsidiary (other than any Inactive Subsidiary) is subject to any legal, regulatory, contractual or other restriction (other than customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and Evergy listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and Evergy and their respective Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the

Evergy Missouri West, Inc.	Note Purchase Agreement

periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except, in each case, as have been obtained, including the FERC Order, and except for a Report of Securities Issued to be filed with the FERC (the “FERC Report”).

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Disclosure Documents (in note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2020), there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary (other than any Inactive Subsidiary) or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance

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with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2009.

Section 5.10.    Title to Property; Leases. The Company has good and sufficient title to its properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects. No Subsidiary owns or leases any properties that, individually, or in the aggregate, are Material.

Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)    To the best knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have maintained, operated and administered each Plan in compliance with its terms and all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the provisions of the Code relating to “employee benefit plans” (as defined in section 3(3) of ERISA), and no event, transaction, omission or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the Code, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

Evergy Missouri West, Inc.	Note Purchase Agreement

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not materially exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c)    The Company and its ERISA Affiliates have not incurred any withdrawal liability (and are not subject to contingent withdrawal liability) under Title IV of ERISA in respect of any Multiemployer Plan that individually or in the aggregate are Material.

(d)    The reasonably expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    The Company and its Subsidiaries do not sponsor, maintain, contribute or have an obligation to contribute to and do not have any liability with respect to any Non-US Plans.

Section 5.13.    Private Offering by Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than forty (40) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to repay indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries

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and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2020 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. No Subsidiary is a guarantor or borrower or otherwise obligated in respect of any Material Credit Facility.

(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, without limitation, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Notes hereunder:

(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

Evergy Missouri West, Inc.	Note Purchase Agreement

(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended or the ICC Termination Act of 1995, as amended. The Company is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, and the Federal Power Act, as amended.

Section 5.18.    Environmental Matters. (a) The Company has no knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    The Company has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)    The Company has not stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)    The Company has not disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Evergy Missouri West, Inc.	Note Purchase Agreement

(e)    All buildings on all real properties now owned, leased or operated by the Company are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Cybersecurity. (a) (i) Except as disclosed in the Disclosure Documents, there has been no security breach or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (ii) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (a), reasonably be expected to result in a Material Adverse Effect; (b) the Company and its Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (b), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (c) the Company and its Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

SECTION 6.	REPRESENTATIONS OF PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee

Evergy Missouri West, Inc.	Note Purchase Agreement

organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile;

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account;

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund;

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);

(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e);

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(f)    the Source is a governmental plan;

(g)    the Source is one or more employee benefit plans subject to ERISA, or a separate account or trust fund comprised of one or more such employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)    the Source does not include “plan assets” (as defined in section 3(42) of ERISA as modified by Department of Labor Regulation section 2510.3-101) of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY.

Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) (1)    Evergy Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of Evergy’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether Evergy is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of Evergy (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)    a consolidated balance sheet of Evergy and its Subsidiaries as at the end of such quarter; and

(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of Evergy and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of Evergy’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a) with respect to the applicable entity;

Evergy Missouri West, Inc.	Note Purchase Agreement

(a) (2)    Company Quarterly Statements — concurrently with the delivery of the Evergy Quarterly Statements described in (a)(1):

(i)    a consolidated balance sheet of the Company as at the end of such quarter; and

(ii)    consolidated statements of comprehensive income, changes in common shareholder’s equity and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) (1)    Evergy Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of Evergy’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether Evergy is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of Evergy duplicate copies of:

(i)    a consolidated balance sheet of Evergy and its Subsidiaries as at the end of such year; and

(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of Evergy and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of Evergy’s Form 10-K for such fiscal year (together with Evergy’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b) with respect to the applicable entity;

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(b) (2)    Company Annual Statements — concurrently with the delivery of the Evergy Annual Statements described in paragraph (b)(1):

(i)    a consolidated balance sheet of the Company as at the end of such year; and

(ii)    consolidated statements of comprehensive income, changes in common shareholder’s equity and cash flows of the Company for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by Evergy, the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by Evergy, the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by Evergy, the Company or any Subsidiary to the public concerning developments that are Material;

(d)    Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)    ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth

Evergy Missouri West, Inc.	Note Purchase Agreement

the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations;

(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)    any event, transaction, omission or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the Code, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)     Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)    Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and

(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, without limitation, actual copies of Evergy’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that

Evergy Missouri West, Inc.	Note Purchase Agreement

involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

(c)    Subsidiary Guarantors – if applicable, setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.    Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)    Default — if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect to a referenced section:

(i)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(ii)    Evergy shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on “EDGAR” or any successive filing system and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on the Investor Relations tab of its home page on the internet, which is located at http://www.evergyinc.com as of the date of this Agreement;

(iii)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access; or

(iv)    Evergy shall have filed any of the items referred to in Section 7.1(c) with the SEC on “EDGAR” or any successive filing system and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided, however, that in the case of any of clauses (ii), (iii) and (iv) above, the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes or any series of Notes, in an amount not less than 10% of the aggregate principal amount of the Notes or such series of Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment

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date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount and series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of a series to be prepaid a certificate of a Senior Financial Officer (i) specifying the calculation of such Make-Whole Amount as of the specified prepayment date and (ii) certifying that no Default or Event of Default then exists.

Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any series pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.    Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.     Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole

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Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to

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such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8.    Change of Control.

(a)    Notice of Change of Control. The Company will, within five Business Days after the occurrence of a Change of Control, give written notice of such Change of Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.

(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner means such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) that is not less than 30 days after the date of such offer and not more than 60 days after the date of the occurrence of a Change of Control.

(c)    Acceptance. A holder of Notes may accept the offer to prepay all but not less than all of the Notes made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company no later than 15 days after such holder’s receipt of such offer. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

Evergy Missouri West, Inc.	Note Purchase Agreement

(d)    Prepayment Price. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together, in all cases, with interest on such Notes accrued to the Proposed Prepayment Date. The prepayment shall be made on the Proposed Prepayment Date. No prepayment under this Section 8.8 shall include any premium or Make-Whole Amount of any kind.

(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid (which shall be the entire principal amount thereof); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations, including the filing of the FERC Report (which the Company will make promptly after the date of the Closing, and in any event within three Business Days thereafter, and provide evidence thereof to the Purchasers’ special counsel referred to in Section 4.4(b)), to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.    Insurance. The Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided

Evergy Missouri West, Inc.	Note Purchase Agreement

that this Section shall not prevent the Company or any Significant Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Significant Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.2 the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Significant Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Significant Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.7.    Subsidiary Guarantors. The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(a)    enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company

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pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(b)    deliver the following to each holder of a Note:

(i)    an executed counterpart of such Subsidiary Guaranty;

(ii)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(iii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

Section 9.8.    Subsequent Parent Note Guaranty. (a) In the event Evergy becomes a guarantor of, or otherwise jointly and severally liable for, Indebtedness of the Company in respect of any Material Credit Facility on or at any time after the date of Closing, the Company will cause Evergy to concurrently therewith (unless the Initial Parent Note Guaranty remains in effect at such time, in which case upon the expiration of the Initial Parent Guaranty Period):

(i)    enter into the Subsequent Parent Note Guaranty; and

(ii)    deliver the following to each holder of a Note:

(A)    an executed counterpart of the Subsequent Parent Note Guaranty;

(B)    all documents as may be reasonably requested by the Required Holders to evidence the due incorporation, continuing existence and good standing of Evergy and the due authorization by all requisite action on the part of Evergy of the execution and delivery of the Subsequent Parent Note Guaranty and the performance by Evergy of its obligations thereunder; and

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(C)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to the Subsequent Parent Note Guaranty as the Required Holders may reasonably request.

(b)    After the Subsequent Parent Note Guaranty becomes operative pursuant to Section 9.8(a), the obligation of Evergy to make payments on the Notes (whether for principal, interest, Make-Whole Amount or otherwise) or perform any obligation hereunder, shall be deemed to be discharged and the Subsequent Parent Note Guaranty shall be terminated and released and no longer in effect (except, in each case, as provided in clauses (i) and (ii) below) in the event that Evergy ceases to be a guarantor of, or jointly and severally liable for, Indebtedness of the Company in respect of each Material Credit Facility. In such an event, at any time after the execution and delivery of the Subsequent Parent Note Guaranty pursuant to Section 9.8(a), the Subsequent Parent Note Guaranty shall immediately be terminated and released and no longer in effect, except (i) Evergy shall remain liable for all obligations under the Subsequent Parent Note Guaranty that arose prior to such termination and release and (ii) in the event Evergy or any Affiliate of Evergy pays any consideration for such release and termination, an equivalent amount shall be paid to the holders of the Notes.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.    Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

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(b)    if during a Parent Guaranty Period, Evergy reaffirms its obligations under the Initial Parent Note Guaranty or any Subsequent Parent Note Guaranty, as applicable, at the time such transaction or each transaction in such a series of transactions occurs, in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders;

(c)    each Subsidiary Guarantor, under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs, reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(d)    immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Presentation.

Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5.    Liens. The Company will not and will not permit any of its Significant Subsidiaries (other than any Project Finance Subsidiary) to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Significant Subsidiary,

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whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a)    Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)    Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and landlords’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c)    Liens arising out of pledges or deposits in the ordinary course of business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, other than any Lien imposed under section 430(k) of the Code or ERISA;

(d)    Liens incidental to the normal conduct of the Company or any of its Significant Subsidiaries or the ownership or leasing of its property or the conduct of the ordinary course of its business, including (i) zoning restrictions, easements, building restrictions, rights of way, reservations, restrictions on the use of real property and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which are not substantial in amount and do not in any material way affect the marketability of the same, (ii) rights of lessees and lessors under leases, (iii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company, or any of its Significant Subsidiaries on deposit with or in the possession of such banks, (iv) Liens or deposits to secure the performance of statutory obligations, tenders, bids, contracts, leases, progress payments, performance or return-of-money bonds, surety and appeal bonds, performance or other similar bonds, letters of credit, or other obligations of a similar nature incurred in the ordinary course of business, (v) Liens required by any contract or statute in order to permit the Company or any of its Significant Subsidiaries to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances of credit or the payment of the deferred purchase price of property and which do not in the aggregate impair the use of property in the operation of the business of the Company or any of its Significant Subsidiaries taken as a whole and (vi) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any laws, to terminate such right, power, franchise, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of the Company or any of its Significant Subsidiaries;

(e)    Liens on property of the Company existing on the date hereof and described on Schedule 10.5 and any renewal or extension thereof; provided that (i) the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by this Agreement and, (ii) the amount secured by any such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal or extension;

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(f)    judgment Liens which secure payment of legal obligations that would not constitute a Default under Section 11(i);

(g)    Liens on property acquired by the Company or a Significant Subsidiary of the Company after the date hereof, existing on such property at the time of acquisition thereof (and not created in anticipation thereof); provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Significant Subsidiary, as the case may be;

(h)    Liens on the property, revenues or assets of any Person that exist at the time such Person becomes a Significant Subsidiary and the continuation of such Liens in connection with any refinancing or restructuring of the obligations secured by such Liens;

(i)    Liens on property securing Indebtedness incurred or assumed at the time of, or within twelve (12) months after, the acquisition of such property for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) such Lien attaches to such property concurrently with or within twelve (12) months after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured thereby does not exceed the cost or fair market value determined at the date of incurrence, whichever is lower, of the property being acquired on the date of acquisition;

(j)    Liens on any improvements to property securing Indebtedness incurred to provide funds for all or part of the cost of such improvements in a principal amount not exceeding the cost of construction of such improvements and incurred within twelve (12) months after completion of such improvements or construction, provided that such Liens do not extend to or cover any property of the Company or any Significant Subsidiary other than such improvements;

(k)    Liens to government entities granted to secure pollution control or industrial revenue bond financings, which Liens in each financing transaction cover only property the acquisition or construction of which was financed by such financings and property related thereto;

(l)    Liens on or over gas, oil, coal, fissionable material, or other fuel or fuel products as security for any obligations incurred by such Person (or any special purpose entity formed by such Person) for the sole purpose of financing the acquisition or storage of such fuel or fuel products or, with respect to nuclear fuel, the processing, reprocessing, sorting, storage and disposal thereof;

(m)    Liens on (including Liens arising out of the sale of) accounts receivable or contracts which will give rise to accounts receivable of the Company;

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(n)    Liens on property or assets of a Significant Subsidiary securing obligations owing to the Company or any Significant Subsidiary (other than a Project Finance Subsidiary);

(o)    Liens on the stock or other equity interests of any Project Finance Subsidiary to secure obligations of such Project Finance Subsidiary (provided that the agreement under which any such Lien is created shall expressly state that it is non-recourse to the pledgor);

(p)    Liens on property of the Company arising in connection with utility co-ownership, co-operating and similar agreements that are consistent with the Company’s utility business and ancillary operations and do not secure Indebtedness;

(q)    Liens on assets held by entities which are deemed Subsidiaries solely due to being required to be included in the Company’s consolidated financial statements solely as a result of the application of ASC Topic 810, as it may be amended or supplemented;

(r)    Liens securing Hedge Agreements permitted to be incurred under this Agreement;

(s)    Liens securing any extension, renewal, replacement or refinancing of Indebtedness secured by any Lien referred to in clauses (g), (h), (i), (j), (k) and (l) above; provided that (A) such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements on such property) and (B) the amount secured by such Lien at such time is not increased to any amount greater than the amount outstanding at the time of such renewal, replacement or refinancing;

(t)    Liens in favor of the Issuers (as defined in the Credit Agreement) or the Swing Line Lender (as defined in the Credit Agreement) on cash collateral securing the obligations of a Defaulting Lender (as defined in the Credit Agreement) to fund risk participations under the Credit Agreement;

(u)    Liens on the stock or assets of Subsidiaries created pursuant to “rate reduction” bonds, for the payment of which legislatively authorized charges are imposed on customers; or

(v)    Liens which would otherwise not be permitted by clauses (a) through (u) above securing additional Indebtedness of the Company or a Subsidiary (other than a Project Finance Subsidiary) outstanding under or pursuant to any Material Credit Facility (including an Evergy Mortgage Indenture); provided that (i) the Indebtedness secured thereby is not in violation of the provisions of this Agreement (including Section 10.6) and (ii) the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company or any such Subsidiary, as the case may be, reasonably acceptable to the Required Holders; and provided further that if any such Lien is created, incurred or assumed pursuant to an Evergy Mortgage

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Indenture, then such documentation may consist solely of Evergy Mortgage Bonds delivered to or for the benefit of each holder of Notes then outstanding, together with (A) an Officer’s Certificate stating that, immediately before and immediately after giving effect to such delivery, (1) no Default or Event of Default under this Agreement shall have occurred and be continuing and (2) there has not occurred any default or other event that would entitle the trustee or any holder of Indebtedness outstanding under such Evergy Mortgage Indenture to accelerate the maturity thereof and (B) an opinion of counsel to the Company named in Section 4.4(a) or such other counsel as may be reasonably satisfactory to the Required Holders, in either case, to the effect that such Evergy Mortgage Bonds have been duly issued under such Evergy Mortgage Indenture and constitute valid obligations thereunder and are entitled to the benefit of the Lien thereof equally and ratably with all other Indebtedness outstanding thereunder.

Section 10.6.    Financial Covenants. (a) The Company shall at all times cause the ratio of (i) Total Indebtedness to (ii) Total Capitalization to be less than or equal to 0.65 to 1.0.

(b)    The Company shall not at any time permit Priority Debt to exceed 15% of Consolidated Tangible Net Worth.

Section 10.7.    Restrictions on Subsidiary Dividends. The Company will not, nor will the Company permit any Significant Subsidiary (other than any Project Finance Subsidiary) to, be a party to any agreement prohibiting or restricting the ability of such Significant Subsidiary to declare or pay dividends to the Company, provided, that the foregoing provisions of this Section 10.7 shall not prohibit any Significant Subsidiary from entering into any debt instrument containing a total debt to capitalization covenant.

Section 10.8.     Sale of Assets. The Company will not, and will not permit any Subsidiary to, convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, but excluding (i) sales of inventory in the ordinary course of business and (ii) transactions permitted by Section 10.2), in the aggregate within any twelve (12) month period, assets constituting more than twenty percent (20%) of the aggregate book value of the assets of the Company and its consolidated Subsidiaries as of the end of the most recent fiscal quarter.

SECTION 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise;

(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable;

(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.5, 10.6, 10.7 or 10.8;

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(d)    the Company or, during the Parent Guaranty Period, Evergy or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Initial Parent Note Guaranty, any Subsequent Parent Note Guaranty or any Subsidiary Guaranty, as applicable, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d));

(e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, (ii) any representation or warranty made in writing by or on behalf of Evergy or by any officer of Evergy in this Agreement, the Initial Parent Note Guaranty or any Subsequent Parent Note Guaranty or any writing furnished in connection with the transactions contemplated by this Agreement, the Initial Parent Note Guaranty or any Subsequent Parent Note Guaranty proves to have been false or incorrect in any material respect on the date as of which made or (iii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made;

(f)    (i) the Company or any Significant Subsidiary or, during the Parent Guaranty Period, Evergy, is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary or, during the Parent Guaranty Period, Evergy. is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary or, during the Parent Guaranty Period, Evergy, has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary or, during the Parent Guaranty Period, Evergy, so to purchase or repay such Indebtedness;

(g)    the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by

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answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing;

(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days;

(i)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under ERISA or section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4041A or 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws completely or partially from any Multiemployer Plan, (vi) any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vii) above, either individually or together

Evergy Missouri West, Inc.	Note Purchase Agreement

with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA;

(k)    any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty; or

(l)    the Initial Parent Note Guaranty or any Subsequent Parent Note Guaranty shall cease to be in full force and effect, Evergy or any Person acting on behalf of Evergy shall contest in any manner of validity, binding nature or enforceability of any such Parent Note Guaranty or the obligations of Evergy under any such Parent Note Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of any such Parent Note Guaranty, except as provided for in Section 4.12(b) or 9.8(b).

SECTION 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, the Required Holders at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of the Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such

Evergy Missouri West, Inc.	Note Purchase Agreement

beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of the Notes.

Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of:

(a)    evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation); and

(b)    in the case of (i) loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory) or (ii) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

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SECTION 14.	PAYMENTS ON NOTES.

Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The Bank of New York Mellon in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Evergy Missouri West, Inc.	Note Purchase Agreement

SECTION 15.	EXPENSES, ETC.

Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Note, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty; and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided, that such costs and expenses under this clause (c) shall not exceed $4,000. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate for the Notes commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company, Evergy or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Initial Parent Note Guaranty and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes, the Initial Parent Note Guaranty, any Subsidiary Guaranties and any Subsequent Parent Note Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2, 11(a), 11(b), 12, 17 or 20.

Section 17.2.    Solicitation of Holders of Notes.

(a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or

Evergy Missouri West, Inc.	Note Purchase Agreement

consent in respect of any of the provisions hereof or of the Notes, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Notes.

(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of other holders of the Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty applies equally to all holders of the Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Initial Parent Note Guaranty, any Subsequent Parent Note Guaranty, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in the Initial Parent Note Guaranty, any Subsidiary Guaranty, any Subsequent Parent Note Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Evergy Missouri West, Inc.	Note Purchase Agreement

SECTION 18.	NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Jason Humphrey, Assistant Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to

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such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement, the Initial Parent Note Guaranty, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the

Evergy Missouri West, Inc.	Note Purchase Agreement

purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.

Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Evergy Missouri West, Inc.	Note Purchase Agreement

Section 22.5.    Counterparts; Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

Evergy Missouri West, Inc.	Note Purchase Agreement

(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.8.     Paying Agent. The Purchasers hereby acknowledge that the Company may use a paying agent to make payments due hereunder and under the Notes. The Company hereby acknowledges that its use of a paying agent for such purposes does not relieve it of any of its obligations under this Agreement or the Notes and any failure of any such paying agent to perform any obligations of the Company hereunder or under the Notes shall be treated, as between the Company and the holders of the Notes, as the failure of the Company to perform such obligations.

* * * * *

Evergy Missouri West, Inc.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

EVERGY MISSOURI WEST, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President — Corporate Planning, Investor Relations and Treasurer

The undersigned, Evergy, Inc., a Missouri corporation, acknowledges and agrees to the terms and provisions of this Agreement, including, without limitation, the terms and provisions of Sections 4.12 and 9.8.

EVERGY, INC.

By:	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President — Corporate Planning, Investor Relations and Treasurer

Signature Page to Note Purchase Agreement

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Christopher Potter
Name: Christopher Potter
Title: Managing Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

	By:	/s/ Christopher Potter
Name: Christopher Potter
Title: Managing Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CMFG LIFE INSURANCE COMPANY

By: MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Stan J. Van Aarsten
Name:	Stan J. Van Aartsen
Title:	Managing Director, Investments

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Ward Argust
Name: Ward Argust
Title: Assistant Vice President, Investments

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Lee Martin
Name: Lee Martin
Title: Vice President

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
for its Group Annuity Separate Account

By:	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Authorized Representative

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name: David Divine
Title: Director – Securities Management

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By:	/s/ Jeffrey Attwood
Name: Jeffrey Attwood
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ William J. Hochmuth
Name: William J. Hochmuth
Title: Senior Managing Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Diane S. Griswold
Name: Diane S. Griswold
Title: VP, Investments

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (PRIF-W)

By:	/s/ Adam Gossett
Name: Adam Gossett
Title: Senior Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC
GIAC-Life Annuity/GIAC-100 / SPIA

By:	/s/ Adam Gossett
Name: Adam Gossett
Title: Senior Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

BERKSHIRE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Adam Gossett
Name: Adam Gossett
Title: Senior Director

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

COLUMBIA CASUALTY COMPANY

By:	/s/ Amy C. Adams
Name: Amy C. Adams
Title: Senior Vice President and Treasurer

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE CONTINENTAL INSURANCE COMPANY

By:	/s/ Amy C. Adams
Name: Amy C. Adams
Title: Senior Vice President and Treasurer

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CONTINENTAL CASUALTY COMPANY

By:	/s/ Amy C. Adams
Name: Amy C. Adams
Title: Senior Vice President and Treasurer

Evergy Missouri West, Inc.	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CNA NATIONAL WARRANTY CORPORATION

By:	/s/ Amy C. Adams
Name: Amy C. Adams
Title: Senior Vice President and Treasurer

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b) above.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Kansas City, Missouri are required or authorized to be closed.

SCHEDULE A

(to Note Purchase Agreement)

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligation of such Person under such Capital Lease which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” means an event or series of events by which:

(i)    any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Evergy or its Subsidiaries, or any Person acting in its capacity as trustee, agent of other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-5 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of thirty-three and one-third percent (33 1/3%) or more of the “voting equity interests” (meaning for this purpose the power under ordinary circumstances to vote for the election of members of the board of directors) of Evergy; or

(ii)    during any period of twelve (12) consecutive months (or such lesser period of time as shall have elapsed since the formation of Evergy), a majority of the members of the board of directors or other equivalent governing body of Evergy ceases to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(iii)    the Company fails to be a Subsidiary of Evergy.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Evergy Missouri West, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated Net Income” means, for any period, for the Company and its consolidated Subsidiaries, the net income of the Company and its consolidated Subsidiaries from continuing operations, excluding extraordinary items for that period.

“Consolidated Subsidiaries” means any Subsidiaries of the Company that are (or should be) included when preparing the consolidated financial statements of the Company.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Company and its Consolidated Subsidiaries, shareholders’ equity of the Company and its Consolidated Subsidiaries on that date minus the Intangible Assets of the Company and its Consolidated Subsidiaries on that date.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” is defined in clause (a) of the definition of “Material Credit Facility.”

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, for any series of Notes, that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series and (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any entity (whether or not incorporated) that is or, at any relevant time, was treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Evergy” means Evergy, Inc., a Missouri corporation, or any successor thereto.

“Evergy Metro” means Evergy Metro, Inc., a Missouri corporation, or any successor thereto.

“Evergy Mortgage Indenture” means (a) a mortgage indenture entered into on or after the date of the Closing from the Company to a trustee, as it may be amended or supplemented from time to time, that constitutes a lien on substantially all of the fixed property, subject to certain excepted property, of the Company or (b) in the event of a merger or consolidation of the Company and Evergy Metro permitted by Section 10.2, the General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 from Evergy Metro (formerly Kansas City Power & Light Company) to UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee (or, if no longer operative, the mortgage indenture from such surviving or continuing Person to a trustee that constitutes a lien on substantially all of the fixed property, subject to certain excepted property, of such Person), as it may be amended or supplemented from time to time.

“Evergy Mortgage Bonds” means bonds issued under an Evergy Mortgage Indenture and delivered by or on behalf of the Company to or for the benefit of each holder of Notes then outstanding pursuant to Section 10.5(v), provided that such bonds (a) are so issued and delivered in an aggregate principal amount at least equal to the aggregate principal amount of such Notes, (b) bear interest at the same rate or rates as such Notes, (c) mature and are subject to redemption or prepayment at such times and in such principal amounts so that upon any maturity or prepayment of such Notes there shall mature or be redeemed or prepaid such bonds equal in principal amount to such Notes then to mature or be prepaid, (d) in addition to any mandatory redemption provisions applicable to all bonds outstanding under such Evergy Mortgage Indenture and any redemption or prepayment provisions contained therein pursuant to clause (c) above, a provision for mandatory redemption upon an acceleration of the maturity of all Notes then outstanding following an Event of Default under this Agreement (such mandatory redemption to be rescinded upon any rescission of such acceleration) and (e) contain such terms and conditions relating to surrender or exchange thereof to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an amendment or supplement to such Evergy Mortgage Indenture.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of clause (a) above and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“FERC” is defined in Section 4.12.

“FERC Order” is defined in Section 4.12.

“FERC Report” is defined in Section 5.7.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

(i)    the United States of America or any state or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” means the beneficial owner of such Note whose name and address appears in such register.

“Inactive Subsidiary” means, at any time, any Subsidiary which (a) as of the date of determination, owns consolidated assets equal to or less than one percent (1%) of the consolidated assets of the Company and its Subsidiaries and (b) which had consolidated net income from continuing operations (excluding extraordinary items) during the four (4) most recently ended fiscal quarters equal to or less than one percent (1%) of Consolidated Net Income (excluding extraordinary items) during such period.

“Indebtedness” means, as to any Person at a particular time, all of the following, without duplication, to the extent recourse may be had to the assets or properties of such Person in respect thereof: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) any direct obligations or Contingent Obligations of such Person in the aggregate in excess of $2,000,000 arising under letters of credit (including standby and commercial letters of credit), banker’s acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under Hedge Agreements; (d) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) Capitalized Lease Obligations and Synthetic Lease Obligations of such Person; and (f) all Contingent Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. It is understood and agreed that Indebtedness (including Contingent Obligations) shall not include any obligations of any Person with respect to subordinated, deferrable interest debt Securities, and any related Securities issued by a trust or other special purpose entity in connection therewith, or any similar securities, that, in each case, are classified at the time of issuance, as possessing a minimum of “intermediate equity content” by S&P and “Basket C equity credit” by Moody’s (or the equivalent classification then in effect by such agencies), as long as the maturity date of such debt is subsequent to the maturity date of all Notes; provided that the amount of mandatory principal amortization or defeasance of such debt prior to the maturity date of all Notes shall be included in this definition of Indebtedness. The amount of any Capitalized Lease Obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. For clarity, references herein to intercompany Indebtedness shall not include indebtedness of the Company to Evergy or of any Subsidiary to Evergy.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Parent Guaranty Period” means the period beginning on the date of the Closing until the last day on which the Initial Parent Note Guaranty remains in effect in accordance with this Agreement, including Section 4.12(b).

“Initial Parent Note Guaranty” means the Guaranty of Evergy in favor of holders of the Notes, dated the date of the Closing and in form and substance satisfactory to each Purchaser.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including, without limitation, customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses.

“IT Systems and Data” is defined in Section 5.19.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of Evergy to perform its obligations under the Initial Parent Note Guaranty during the Initial Parent Guaranty Period, (d) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty or (e) the validity or enforceability of this Agreement, the Notes, the Initial Parent Note Guaranty during the Initial Parent Guaranty Period, any Subsidiary Guaranty or any Subsequent Parent Note Guaranty during any Subsequent Parent Guaranty Period.

“Material Credit Facility” means, as to the Company and its Subsidiaries, the following:

(a)    the Credit Agreement among Evergy, the Company (formerly KCP&L Greater Missouri Operations Company), Evergy Kansas Central, Inc. (formerly Westar Energy, Inc.), a Kansas corporation, and Evergy Metro (formerly Kansas City Power & Light Company), each as borrowers thereunder, certain lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent dated September 18, 2018 (as amended), including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof (the “Credit Agreement”);

(b)     (i) the Note Purchase Agreement among the Company (formerly KCP&L Greater Missouri Operations Company) and each of the Purchasers listed in Schedule B thereto dated August 16, 2013 and the Series A Senior Notes, Series B Senior Notes and Series C Senior Notes issued thereunder and (ii) the Note Purchase Agreement among the Company (formerly KCP&L Greater Missouri Operations Company) and each of the Purchasers listed in Schedule B thereto dated February 12, 2019 and the Senior Notes issued thereunder;

(c)     an Evergy Mortgage Indenture; and

(d)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of the Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA), subject to Title IV of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Parent Guaranty Period” means either the Initial Parent Guaranty Period or any Subsequent Parent Guaranty Period.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA or the Code (i) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or (ii) with respect to which the Company or any ERISA Affiliate has or may have any liability.

“Presentation” is defined in Section 5.3.

“Priority Debt” means (excluding intercompany Indebtedness):

(i)    all Indebtedness of the Company and its Subsidiaries secured by Liens other than Liens permitted by Section 10.5(a) through (v).

(ii)    all other Indebtedness of Subsidiaries (excluding Project Finance Subsidiaries) other than:

(a)    Indebtedness of a Subsidiary outstanding on the date hereof and disclosed in Schedule 5.15, provided that such Indebtedness may not be extended, renewed or refunded except as otherwise provided in this Agreement;

(b)    Indebtedness of a Subsidiary outstanding at the time such Subsidiary becomes a Subsidiary, provided that (i) such Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (ii) immediately after such Subsidiary becomes a Subsidiary no Default or Event of Default shall exist, and provided further that such Indebtedness may not be extended, renewed or refunded except as otherwise permitted by this Agreement; and

(c)    unsecured Indebtedness of any Subsidiary Guarantor.

“Project Finance Subsidiary” means any Subsidiary that meets the following requirements: (a) it is primarily engaged, directly or indirectly, in the ownership, operation or financing of independent power production and related facilities and assets, and (b) neither the Company nor any other Subsidiary (other than another Project Finance Subsidiary) has any liability, contingent or otherwise, for the Indebtedness or other obligations of such Subsidiary (other than non-recourse liability resulting from the pledge of stock of such Subsidiary).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.8.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means S&P Global Ratings, a division of the McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Significant Subsidiary” means, at any time, each Subsidiary which (a) as of the date of determination, owns consolidated assets equal to or greater than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries or (b) which had consolidated net income from continuing operations (excluding extraordinary items) during the four (4) most recently ended fiscal quarters equal to or greater than ten percent (10%) of Consolidated Net Income (excluding extraordinary items) during such period.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsequent Parent Note Guaranty” means the Guaranty of Evergy during the Subsequent Parent Guaranty Period attached hereto as Schedule C.

“Subsequent Parent Guaranty Period” means the period beginning on the date of delivery of any Subsequent Parent Note Guaranty and continuing until the last day on which the Subsequent Parent Note Guaranty remains in effect in accordance with this Agreement, including Section 9.8(b).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, pursuant to which notwithstanding the off-balance sheet treatment of the lease obligation the assets are deemed owned by the lessee for U.S. federal income tax purposes, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon insolvency or bankruptcy or such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Total Capitalization” means Total Indebtedness of the Company and its Consolidated Subsidiaries plus the sum of (a) shareholders’ equity (without giving effect to the application of ASC Topic 815) and (b) to the extent not otherwise included in Total Indebtedness or shareholders’ equity, preferred and preference stock and Securities of the Company and its Subsidiaries included in a consolidated balance sheet of the Company and its Consolidated Subsidiaries in accordance with GAAP.

“Total Indebtedness” means all Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis (and without duplication) but without giving effect to the application of ASC Topic 860 with respect to transfers of accounts receivable by the Company or one or more of its Subsidiaries to a non-Subsidiary, excluding Indebtedness arising under Hedge Agreements entered into in the ordinary course of business to hedge bona fide transactions and business risks and not for speculation.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[FORM OF SERIES A NOTE]

EVERGY MISSOURI WEST, INC.

2.86% SERIES A SENIOR NOTE DUE APRIL 20, 2031

No. [ ]	April 20, 2021
$[ ]	PPN 30037# AA8

FOR VALUE RECEIVED, the undersigned, EVERGY MISSOURI WEST, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 20, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.86% per annum from the date hereof, payable semiannually, on the 20th day of April and October in each year, commencing with the April 20 or October 20 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.86% and (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series A Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 20, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 1

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

The holder of this Note has the benefit of a guarantee from Evergy, Inc., which is subject to the terms and conditions set forth in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

EVERGY MISSOURI WEST, INC.

By
Lori A. Wright
Vice President, Corporate Planning, Investor Relations and Treasurer

1-2

[FORM OF SERIES B NOTE]

EVERGY MISSOURI WEST, INC.

3.01% SERIES B SENIOR NOTE DUE APRIL 20, 2033

No. [ ]	April 20, 2021
$[ ]	PPN 30037# AB6

FOR VALUE RECEIVED, the undersigned, EVERGY MISSOURI WEST, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 20, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.01% per annum from the date hereof, payable semiannually, on the 20th day of April and October in each year, commencing with the April 20 or October 20 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.01% and (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series B Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 20, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 2

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

The holder of this Note has the benefit of a guarantee from Evergy, Inc., which is subject to the terms and conditions set forth in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

EVERGY MISSOURI WEST, INC.

By
Lori A. Wright
Vice President, Corporate Planning, Investor Relations and Treasurer

2-2

[FORM OF SERIES C NOTE]

EVERGY MISSOURI WEST, INC.

3.21% SERIES C SENIOR NOTE DUE APRIL 20, 2036

No. [ ]	April 20, 2021
$[ ]	PPN 30037# AC4

FOR VALUE RECEIVED, the undersigned, EVERGY MISSOURI WEST, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars (or so much thereof as shall not have been prepaid) on April 20, 2036 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.21% per annum from the date hereof, payable semiannually, on the 20th day of April and October in each year, commencing with the April 20 or October 20 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.21% and (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at The Bank of New York Mellon or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series C Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated April 20, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 3

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

The holder of this Note has the benefit of a guarantee from Evergy, Inc., which is subject to the terms and conditions set forth in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

EVERGY MISSOURI WEST, INC.

By
Lori A. Wright
Vice President, Corporate Planning, Investor Relations and Treasurer

3-2

FORM OF OPINION OF SPECIAL COUNSEL TO COMPANY

Matters To Be Covered in

Opinion of Special Counsel to Company

1.    The Notes, the Note Purchase Agreement and the Initial Parent Note Guaranty being legal, valid, binding and enforceable.

2.    No conflicts with New York laws.

3.    Neither the Notes nor the Initial Parent Note Guaranty require registration under the Securities Act; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

4.    No violation of Regulations T, U or X of the Federal Reserve Board.

5.    Company not an “investment company,” or a company “controlled” by an “investment company,” under the Investment Company Act of 1940, as amended

SCHEDULE 4.4(a)(i)

(to Note Purchase Agreement)

FORM OF OPINION OF COUNSEL TO COMPANY

Matters To Be Covered in

Opinion of Corporate Counsel and Assistant Secretary for Company

1.    The Company and Evergy being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and deliver the Initial Parent Note Guaranty, as the case may be, and to execute and deliver the documents.

2.    The Company and Evergy being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

3.    Due authorization and execution of the Notes, the Note Purchase Agreement and the Initial Parent Note Guaranty.

4.    No conflicts with charter documents, laws, rules or administrative regulations, administrative or court orders, decrees or other material agreements.

5.    All consents required to issue and sell the Notes and to execute and deliver the Notes, the Note Purchase Agreement and the Initial Parent Note Guaranty having been obtained.

6.    No litigation questioning validity of the Notes, the Note Purchase Agreement and the Initial Parent Note Guaranty.

SCHEDULE 4.4(a)(ii)

(to Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL TO PURCHASERS

[To Be Provided on a Case by Case Basis]

SCHEDULE 4.4(b)

(to Note Purchase Agreement)

DISCLOSURE DOCUMENTS

Investor Presentation dated March 23, 2021

Evergy, Inc. Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 26, 2021

SCHEDULE 5.3

(to Note Purchase Agreement)

SUBSIDIARIES AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Jurisdiction of Organization	% of Equity Interests owned by the Company and each other Subsidiary
MPS Merchant Services, Inc.	DE	100%
MPS Gas Pipeline Corporation	DE	100%

Evergy Missouri West Receivables Company	DE	100%

LoJamo, LLC	MO	100%

MPS Canada Holdings, Inc.	DE	100%
Missouri Public Service Company	MO	100%
MPS Networks Canada Corporation	Alberta, Canada	100%
MPS Canada Corporation	New Brunswick, Canada	100%

SJLP Inc.	MO	100%
Trans MPS, Inc.	DE	100%

MPS Europe, Inc.	DE	100%
MPS Sterling Holdings, LLC	DE	50%

SCHEDULE 5.4

(to Note Purchase Agreement)

OTHER AFFILIATES

Evergy, Inc.

Evergy Energy Solutions, Inc.

Evergy Kansas Central, Inc.

Evergy Kansas Central Receivables Company

Evergy Kansas South, Inc.

Evergy Metro, Inc.

Evergy Metro Receivables Company

Evergy Services, Inc.

Evergy Transmission Company, LLC

Evergy Ventures, Inc.

FAR Gas Acquisitions Corporation

KCP&L, Inc. (Kansas)

KCP&L, Inc. (Missouri)

KLT Investments Inc.

KLT Gas Inc.

Prairie Wind Transmission, LLC

The Kansas Power & Light Company

Transource Energy, LLC

Transource New York Land Company, Inc.

Transource Delaware, Inc.

Transcource Michigan, Inc.

Transource Tennessee, Inc.

Transource Virginia, Inc.

Transource Missouri, LLC

Transource Wisconsin, LLC

Transource West Virginia, LLC

Transource Indiana, LLC

Transource New England, LLC

Transource Texas, LLC

Transource Oklahoma, LLC

Transource Kentucky, LLC

Transource Projectco, LLC

Transource Pennsylvania, LLC

Transource Maryland, LLC

Transource New York, LLC

Transource Illinois LLC

Transource New Jersey, LLC

Transource North Carolina, LLC

Transource Ohio, LLC

5.4- 2

Westar Generating, Inc.

Westar Industries, Inc.

Westar Investments, Inc.

Westar Limited Partners, Inc.

Westar Transmission, LLC

Wolf Creek Nuclear Operating Corporation

5.4- 3

DIRECTORS AND SENIOR OFFICERS

Directors:
Mark A. Ruelle
Mollie Hale Carter
Richard L. Hawley
Thomas D. Hyde
B. Anthony Isaac
Paul M. Keglevic
Mary L. Landrieu
Sandra A.J. Lawrence
Ann D. Murtlow
Sandra J. Price
John Arthur Stall
S. Carl Soderstrom Jr.
C. John Wilder

Senior Officers:
David A. Campbell	President and Chief Executive Officer
Kevin E. Bryant	Executive Vice President, Chief Operating Officer
Kirkland B. Andrews	Executive Vice President, Chief Financial Officer
Gregory A. Greenwood	Executive Vice President, Strategy & Chief Administrative Officer
Jerl L. Banning	Senior Vice President, Chief People Officer
Charles A. Caisley	Senior Vice President, Marketing, Public Affairs & Chief Customer Officer
Heather A. Humphrey	Senior Vice President, General Counsel and Corporate Secretary
Charles L. King	Senior Vice President and Chief Technology Officer
Lori A. Wright	Vice President, Corporate Planning, Investor Relations and Treasurer
Steven P. Busser	Vice President – Risk Management and Controller
Jason O. Humphrey	Assistant Treasurer

5.4- 4

FINANCIAL STATEMENTS

Audited Consolidated Balance Sheets as of December 31, 2020 and 2019 and Audited Consolidated Statements of Comprehensive Income, Consolidated Statements of Cash Flows and Consolidated Statements of Common Shareholder’s Equity for the years ended December 31, 2020, 2019 and 2018, in each case for the Company and Evergy.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

(a)    Obligor in each case is Evergy Missouri West, Inc. (the “Company”), except as otherwise noted.

Description	Obligee	Principal Amount Outstanding at December 31, 2020
Short-term debt
Collateralized Notes Payable	Victory Receivables Corp.	$50,000,000
Commercial Paper (1)	Publicly held	$150,000,000
Letters of credit issued under credit facility (1)	Various	$2,126,796

Long-term debt
First Mortgage Bonds, 9.44% Series (1) (2)	Publicly held	$1,125,000

Senior Notes:
8.27% Series (1)	Publicly held	$80,850,000
3.49% Series A	Various	$36,000,000
4.06% Series B	Various	$60,000,000
4.74% Series C	Various	$150,000,000
3.74% Senior Notes	Various	$100,000,000

Medium Term Notes:
7.33% Series (1)	Publicly held	$3,000,000
7.17% Series (1)	Publicly held	$7,000,000

Affiliated Notes Payable to Evergy, Inc.:
4.97% Series	Evergy, Inc.	$347,389,000
5.15% Series	Evergy, Inc.	$287,500,000

Capitalized Lease Obligations
Capitalized Transmission Line Lease	Associated Electric Cooperative, Inc.	$1,457,279

(1)	Guaranteed by Evergy, Inc.
(2)	Secured by a mortgage lien on substantially all of the Company’s Light & Power division utility plant. The bonds matured on February 1, 2021.

(b)    The Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, by St. Joseph Light & Power Company (predecessor to the Company) to Harris Trust and Savings Bank, as supplemented, creates a mortgage lien on substantially all of the Company’s St. Joseph Light & Power division utility plant.

SCHEDULE 5.15

(to Note Purchase Agreement)

The Amended and Restated Receivables Sale Agreement, dated as of September 4, 2020, among Evergy Missouri West Receivables Company (formerly GMO Receivables Company, the “Seller”), the Company (formerly KCP&L Greater Missouri Operations Company) and The Toronto-Dominion Bank (the “Agent”) grants to the Agent a security interest in all Receivables, Related Security, Collections, the Collection Accounts and Lock-Boxes (as defined in such agreement) and all of the Seller’s right, title and interest in, to and under the Purchase and Sale Agreement, dated as of May 31, 2012 and as amended from time to time, including by the First Amendment to Purchase and Sale Agreement, dated as of September 4, 2020, between the Seller and the Company.

(c)    Section 5.1(n) of the Purchase and Sale Agreement, dated as of May 31, 2012, and as amended from time to time, including by the First Amendment to Purchase and Sale Agreement, dated as of September 4, 2020, between the Company (formerly KCP&L Greater Missouri Operations Company) and the Seller requires the Company to at all times cause the ratio of (i) Total Indebtedness to (ii) Total Capitalization (in each case as defined in such agreement and in each case measured as of the most recent fiscal quarter end) to be less than or equal to 0.65 to 1.0.

Section 10.6 of the Note Purchase Agreement, dated as of August 16, 2013, and as may be amended from time to time, between the Company (formerly KCP&L Greater Missouri Operations Company) and the respective purchasers named therein requires the Company to at all times cause (a) the ratio of (i) Total Indebtedness to (ii) Total Capitalization (as defined in such agreement and in each case measured as of the most recent fiscal quarter end) to be less than or equal to 0.65 to 1.0 and (b) Priority Debt to not exceed 15% of Consolidated Tangible Net Worth (in each case as defined in such agreement).

Section 10.6 of the Note Purchase Agreement, dated as of February 12, 2019, and as may be amended from time to time, between the Company (formerly KCP&L Greater Missouri Operations Company) and the respective purchasers named therein requires the Company to at all times cause (a) the ratio of (i) Total Indebtedness to (ii) Total Capitalization (as defined in such agreement and in each case measured as of the most recent fiscal quarter end) to be less than or equal to 0.65 to 1.0 and (b) Priority Debt to not exceed 15% of Consolidated Tangible Net Worth (in each case as defined in such agreement).

Section 8.6 of the Credit Agreement (as defined in this Agreement) requires the Company to at all times cause the ratio of (i) Total Indebtedness to (ii) Total Capitalization to be less than or equal to 0.65 to 1.0 (in each case as defined in such agreement and in each case measured as of the most recent fiscal quarter end).

5.15- 2

EXISTING LIENS

The Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, from St. Joseph Light & Power Company (predecessor to the Company) to Harris Trust and Savings Bank, as supplemented, creates a mortgage lien on substantially all of the fixed property and franchises of the Company’s St. Joseph Light & Power division. Mortgage bonds totaling $1,125,000 were outstanding under this Mortgage as of December 31, 2020.

The Company leases its South Harper generation facility and related transmission substation from the City of Peculiar, Missouri, pursuant to a sale-leaseback arrangement. The arrangement was a tax-advantaged financing under which the Company reduced its property taxes and construction-work-in-progress taxes.

SCHEDULE 10.5

(to Note Purchase Agreement)

Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missour 64105

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED

[NAME OF PURCHASER]	$

(Securities	to be registered in the name of )

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:

ABA Routing #:

Account No.:

Account Name:

Ref:

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Name:

Address:

Attention:
Emails:

With a copy OTHER than with respect to deliveries of financial statements to:

Name:

Address:

Attention:
Emails:

SCHEDULE B

(to Note Purchase Agreement)

(3)	Original notes delivered to:

Name:

Address:

Attention:

(4)	Taxpayer I.D. Number:
(5)	Tax Jurisdiction:
(6)	UK Passport Treaty Number (if applicable):

Audit Requests:

SCHEDULE B

(to Note Purchase Agreement)

SCHEDULE C

FORM OF GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of [                    ] (this “Guaranty Agreement”), is made by Evergy, Inc., a Missouri corporation (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.    Evergy Missouri West, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement dated April 20, 2021 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.    The Company issued, pursuant to the Note Agreement, (i) $350,000,000 aggregate principal amount of 2.86% Senior Notes due April 20, 2031, (ii) $75,000,000 aggregate principal amount of 3.01% Senior Notes due April 20, 2033 and (iii) $75,000,000 aggregate principal amount of 3.21% Senior Notes due April 20, 2036 (collectively, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III.    Section 9.8 of the Note Agreement sets forth the conditions under which this Guaranty Agreement is to be executed by the Guarantor and delivered to the holders.

IV.    The Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The Board of Directors of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor.

NOW THEREFORE, in compliance with the Note Agreement, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1. GUARANTY.

The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or

SCHEDULE C

(to Note Purchase Agreement)

the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes or the Note Agreement (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes, if any, or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes or the Note Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Notwithstanding any provision to the contrary contained herein or in the Note Agreement or the Notes, the obligations of the Guarantor under this Guaranty Agreement, the Note Agreement and the Notes shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the federal bankruptcy laws or any comparable provision of any applicable state law.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

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SECTION 2. OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes or the Note Agreement (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes or the Note Agreement as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes or the Note Agreement; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. Except as provided in Section 9.8(b) of the Note Agreement, the Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3. WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce,

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assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

SECTION 4. OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

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SECTION 5. SUBROGATION AND SUBORDINATION.

(a) The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b) The Guarantor hereby subordinates the payment of all Indebtedness of the Company and other obligations of the Company or any other guarantor of the Guaranteed Obligations that is, in each case, owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

(c) If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty Agreement.

(d) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

SECTION 6. REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of

5

the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7. RANK OF GUARANTY.

The Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to each holder as follows:

SECTION 8.1. INCORPORATION; POWER AND AUTHORITY.

The Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of Missouri and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

SECTION 8.2. AUTHORIZATION, ETC.

This Guaranty Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 8.3. GOVERNMENTAL AUTHORIZATIONS, ETC.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty Agreement.

6

SECTION 8.4. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

The execution, delivery and performance by the Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

SECTION 9. TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until (i) such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6 or (ii) terminated pursuant to Section 9.8(b) of the Note Agreement, provided that all claims and liabilities hereunder arising prior to the termination have been satisfied.

SECTION 10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of the Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement and the Note Agreement embody the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

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SECTION 11. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to the Guarantor, to Evergy, Inc., 1200 Main Street, Kansas City, Missouri 64105, Attention: Lori A. Wright, Vice President, Corporate Planning, Investor Relations and Treasurer, or such other address as the Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantor in writing.

SECTION 12. MISCELLANEOUS.

SECTION 12.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of the Guarantor for the benefit of the holders bind and inure to the benefit of the Guarantor and the holders and their respective successors and assigns whether so expressed or not.

SECTION 12.2. SEVERABILITY. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.3. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

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SECTION 12.4. FURTHER ASSURANCES. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

SECTION 12.5. GOVERNING LAW. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the holders shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SECTION 12.6. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 12.6(a) hereof by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in the Note Agreement or at such other address of which such holder shall then have been notified pursuant to Section 18 of the Note Agreement. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 12.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

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(d) THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

EVERGY, INC.

By:
Name:
Title:

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